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                                                                   EXHIBIT 23(a)


                         BERGER ENHANCED PORTFOLIO TRUST

                           (A Delaware Business Trust)







                                TRUST INSTRUMENT











                               Dated June 21, 2002



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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            THE TRUSTEES...............................................................................2

         Section 1.  Management of the Trust.....................................................................2

         Section 2.  Initial Trustees and Number of Trustees.....................................................2

         Section 3.  Term of Office of Trustees..................................................................2

         Section 4.  Vacancies; Appointment of Trustees..........................................................2

         Section 5.  Temporary Vacancy or Absence................................................................3

         Section 6.  Chairman....................................................................................3

         Section 7.  Action by the Trustees......................................................................3

         Section 8.  Ownership of Trust Property.................................................................3

         Section 9.  Effect of Trustees Not Serving..............................................................4

         Section 10.  Trustees, Etc. as Shareholders.............................................................4

ARTICLE III           POWERS OF THE TRUSTEES.....................................................................4

         Section 1.  Powers......................................................................................4

         Section 2.  Certain Transactions........................................................................7

ARTICLE IV            SERIES; CLASSES; SHARES....................................................................7

         Section 1.  Establishment of Series or Classes..........................................................7

         Section 2.  Shares of Beneficial Interest...............................................................8

         Section 3.  Investment in the Trust.....................................................................8

         Section 4.  Assets and Liabilities of Series............................................................9

         Section 5.  Ownership and Transfer of Shares............................................................9

         Section 6.  Status of Shares; Limitation of Shareholder Liability......................................10

ARTICLE V             DISTRIBUTIONS AND REDEMPTIONS.............................................................10

         Section 1.  Distributions..............................................................................10

         Section 2.  Redemptions................................................................................10

         Section 3.  Determination of Net Asset Value...........................................................11

         Section 4.  Suspension of Right of Redemption..........................................................11

         Section 5.  Redemptions Necessary for Qualification as Regulated Investment Company....................11
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                                TABLE OF CONTENTS
                                  (continued)

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ARTICLE VI            SHAREHOLDERS' VOTING POWERS AND MEETINGS..................................................12

         Section 1.  Voting Powers..............................................................................12

         Section 2.  Meetings of Shareholders...................................................................12

         Section 3.  Quorum; Required Vote......................................................................12

ARTICLE VII           CONTRACTS WITH SERVICE PROVIDERS..........................................................13

         Section 1.  Investment Adviser.........................................................................13

         Section 2.  Principal Underwriter......................................................................13

         Section 3.  Transfer Agency, Shareholder Services and Administration Agreements........................14

         Section 4.  Custodian..................................................................................14

         Section 5.  Parties to Contracts with Service Providers................................................14

ARTICLE VIII          EXPENSES OF THE TRUST AND SERIES..........................................................14

ARTICLE IX            LIMITATION OF LIABILITY AND INDEMNIFICATION...............................................15

         Section 1.  Limitation of Liability....................................................................15

         Section 2.  Indemnification............................................................................15

         Section 3.  Indemnification of Shareholders............................................................17

ARTICLE X             MISCELLANEOUS.............................................................................17

         Section 1.  Trust Not a Partnership....................................................................17

         Section 2.  Trustee Action; Expert Advice; No Bond or Surety...........................................17

         Section 3.  Record Dates...............................................................................17

         Section 4.  Dissolution and Termination of the Trust or Series or Classes..............................18

         Section 5.  Reorganization, Merger and Consolidation...................................................18

         Section 6.  Trust Instrument...........................................................................20

         Section 7.  Applicable Law.............................................................................20

         Section 8.  Amendments.................................................................................21

         Section 9.  Fiscal Year................................................................................21

         Section 10.  Severability..............................................................................21

         Section 11.  Use of the Names "Berger" and "INTECH"....................................................21

         Section 12.  Derivative Actions........................................................................22
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                         BERGER ENHANCED PORTFOLIO TRUST

                                TRUST INSTRUMENT

         This TRUST INSTRUMENT is made on June 21, 2002, by the Trustees, to establish a business trust under the law of Delaware for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is Berger Enhanced Portfolio Trust.

                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise provided or required by the context:

         (a) "Bylaws" means the Bylaws of the Trust adopted by the Trustees, as amended from time to time;

         (b) "Class" means any class of Shares of a Series established pursuant to Article IV;

         (c) "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

         (d) "Covered Person" means a person so defined in Article IX, Section
2;

         (e) "Delaware Act" means the Delaware Business Trust Act, 12 Del.C.
Section 3801 et seq., as amended from time to time;

         (f) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

         (g) "Net Asset Value" means the net asset value per share of each Series or Class of the Trust, determined as provided in Article V, Section 3;

         (h) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust;

         (i) "Series" means a series of Shares established pursuant to Article
IV;

         (j) "Shareholder" means a record owner of Outstanding Shares;

         (k) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

         (l) "Trust" means Berger Enhanced Portfolio Trust established hereby, and reference to the Trust, when applicable to one or more Series, refers to any such Series;



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         (m) "Trustees" means the persons who have signed this Trust
Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

         (n) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

         (o) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

                                   ARTICLE II

                                  THE TRUSTEES

         Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

         Section 2. Initial Trustees and Number of Trustees. Prior to any offering of Shares, there may be a sole Trustee and thereafter the number of Trustees shall be fixed from time to time by a majority of the Trustees, provided, that there shall be at least two (2) Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee prior to the expiration of his term but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 3. Other than the initial Trustee(s), Trustees may become such by election of Shareholders or by appointment of the Trustees then in office pursuant to Section 4.

         Section 3. Term of Office of Trustees. Each Trustee shall hold office for life or until his successor is elected and qualified or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the remaining Trustees, specifying the effective date of retirement; (c) any Trustee may be retired or removed with or without cause at any time upon the unanimous written request of the remaining Trustees; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

         Section 4. Vacancies; Appointment of Trustees. In the case of the death, resignation, retirement, or removal of any Trustee, or in case a vacancy shall, by reason of an increase in the number of Trustees, or for any reason, exist, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, leave such vacancy unfilled or reduce the number of Trustees (provided that such aggregate number of Trustees shall not be less than the minimum number required by Section 2 of this Article). Such appointment shall be made by



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a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The foregoing power of appointment is subject to the provisions of the 1940 Act including any requirement of Shareholder approval, as modified by or interpreted by any applicable order or orders of the Commission or any rule or regulations adopted or interpretive releases of the Commission.

         Section 5. Temporary Vacancy or Absence. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive.

         Section 6. Chairman. The Trustees may appoint one of their number to be a non-officer Chairman of the Trustees. In such event, the Chairman shall preside at all meetings of the Trustees.

         Section 7. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called (including any meeting held by means of conference telephone, internet connection or similar communication equipment by means of which all participants can hear one another, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees, any two other Trustees, the President or Secretary. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Bylaws or by resolution of the Trustees. Notice of the time, date and place of other meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before, at or after the meeting. Notice or waiver of notice need not state the purpose or purposes of the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

         Section 8. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity



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other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trust, provided that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trustees acting on behalf of the Trust, or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares. The Trust or the Trustees on behalf of the Trust shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

         Section 9. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

         Section 10. Trustees, Etc. as Shareholders. Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder, and the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

                                   ARTICLE III

                             POWERS OF THE TRUSTEES

         Section 1. Powers. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws, the Trustees shall have power and authority, without limitation:

                  (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations, securities and assets of any kind, and without regard to whether they may mature before or after the possible termination of the Trust; and without limitation to invest all or any part of its cash and other assets and property in securities issued by any investment company or series thereof;

                  (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and proper to conduct such a business;



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                  (c) To adopt Bylaws not inconsistent with this Trust
Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

                  (d) To elect and remove such officers and appoint and terminate such agents, independent contractors and delegatees as they deem appropriate;

                  (e) To employ an investment adviser (subject to such general or specific instruments as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such investment adviser;

                  (f) To employ as custodian of any Trust Property, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted under the 1940 Act, as modified by or interpreted by the Commission;

                  (g) To retain one or more transfer agents, dividend disbursing agents, placement agents, administrators, or Shareholder servicing agents, or both;

                  (h) To provide for the distribution of Shares, either through a Principal Underwriter or distributor as provided herein, or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

                  (i) To set record dates in the manner provided for herein or in the Bylaws;

                  (j) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, subagent, independent contractor, delegatee, manager, investment adviser, custodian or underwriter;

                  (k) To sell or exchange any or all of the Trust Property, subject to Article X, Section 4;

                  (l) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property; and to execute and deliver powers of attorney delegating such power to other persons;

                  (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                  (n) To hold any security or other Trust Property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

                  (o) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares



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representing beneficial interests in such Series, and to establish separate
Classes, all in accordance with the provisions of Article IV;

                  (p) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

                  (q) To consent to or participate in any plan for the liquidation, reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held by the Trust;

                  (r) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                  (s) To make distributions of income and of capital gains to Shareholders in the manner provided for in this Trust Instrument or in the Bylaws;

                  (t) To borrow money and in connection therewith to issue notes or other evidences of indebtedness and to pledge or grant security interests in Trust Property as security therefor;

                  (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper;

                  (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, exchange, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

                  (w) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (x) To endorse or guarantee the payment of any notes or other obligations of any person or to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                  (y) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;



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                  (z) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

                  (aa) To either (i) invest all or a portion of the Trust Property, or (ii) sell all or a portion of the Trust Property and invest the proceeds thereof, in another investment company that is registered under the 1940 Act, in the Trustees' sole discretion, without the vote or approval of any Shareholder or Shareholders, notwithstanding any other provision of this Trust Instrument or the Bylaws to the contrary; and

                  (bb) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

         The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

         Section 2. Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV

                             SERIES; CLASSES; SHARES

         Section 1. Establishment of Series or Classes. The Trust shall consist of one or more Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The Trustees may divide the Shares of any Series into Classes. The Trustees hereby establish the Classes listed in Schedule A attached hereto and made a part hereof. Each additional Class shall be established by the adoption of a resolution of the Trustees. In such case each Class of a Series shall represent interests in the assets of that Series. The Trustees by



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resolution may designate the relative rights and preferences of the Shares of each Series or Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class. At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Trustees may by a majority vote abolish that Series (or Class) and rescind the establishment and designation thereof.

         Section 2. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have a par value, or be without par value, as determined by resolution of the Trustees. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares at such times and for the amount and type of consideration and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but without a vote of a majority of the Outstanding Shares of the Series or Class, as the case may be, voting as a class, the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

         Section 3. Investment in the Trust. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3. Investments in a Series shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class or (b) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.



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         Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may
be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a particular Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that particular Series. Any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes or, if appropriate, between or among any one or more of the Series or Classes and any other investment company advised by the same investment adviser, in each case in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

         Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series. No Shareholder or former Shareholder of any particular Series shall have any claim or right to institute suit against or in the right of the Trust or any Series with respect to any matter that does not directly affect that particular Series.

         Section 5. Ownership and Transfer of Shares. The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

         Section 6. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under the Trust. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

                                    ARTICLE V

                          DISTRIBUTIONS AND REDEMPTIONS

         Section 1. Distributions. The Trustees may declare and pay dividends and other distributions from the assets belonging to each Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

         Section 2. Redemptions. Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in any required disclosure document. The Trustees may specify conditions, prices and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Following redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

         Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of the regular trading session on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

         Section 4. Suspension of Right of Redemption. If, as referred to in
Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

         Section 5. Redemptions Necessary for Qualification as Regulated Investment Company. If the Trustees shall determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustees' judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

                                   ARTICLE VI

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 1. Voting Powers. The Shareholders shall have power to vote only with respect to (a) the election and removal of Trustees as provided in
Article II; (b) any investment advisory contract to the extent that approval of such contract (or amendment thereto) is required by the 1940 Act; (c) the amendment of this Trust Instrument to the extent and as provided in Article X,
Section 8; and (d) such additional matters relating to the Trust as may be required by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such affected Series or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the Bylaws.

         Section 2. Meetings of Shareholders. Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least twenty-five percent (25%) of the Outstanding Shares of such Series or Class entitled to vote. Shareholders shall be entitled to at least fifteen days' notice of any meeting, given as determined by the Trustees.

         Section 3. Quorum; Required Vote. One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Except when a larger vote is required by law, this Trust Instrument or the Bylaws, at any meeting at which a quorum is present, a majority of the Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.

         Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be. If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.

         Notwithstanding any other provision herein or in the Bylaws, any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares represented at that meeting, either in person or by proxy. Any adjourned session or sessions of a meeting of Shareholders may be held within a reasonable time of the original meeting date established pursuant to Article X, Section 3 without further notice.

                                   ARTICLE VII

                        CONTRACTS WITH SERVICE PROVIDERS

         Section 1. Investment Adviser. Subject to a Majority Shareholder Vote, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more subadvisers. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such subadvisers, unless the context otherwise requires.

         Section 2. Principal Underwriter. The Trustees may enter into contracts with another party on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by such other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

         Section 3. Transfer Agency, Shareholder Services and Administration Agreements. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

         Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and
(d) employ one or more subcustodians.

         Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom.

         Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

                                  ARTICLE VIII

                        EXPENSES OF THE TRUST AND SERIES

         Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE IX

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees, officers, employees and managers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, manager, investment adviser, delegatee or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee, officer, employee or manager of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Section 2. Indemnification.

                  (a) Subject to the exceptions and limitations contained in subsection (b) below, the Trust or the appropriate Series shall indemnify each of its present and former Trustees and officers to the fullest extent permitted by law and may indemnify any of its present and former employees and agents to the fullest extent permitted by law (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest, as a shareholder, creditor or otherwise) ("Covered Persons") against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees and expenses) reasonably incurred by him in connection with any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent.

                  (b) No indemnification shall be provided hereunder to a Covered Person:

                           (i) Who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust; or

                           (ii) In the absence of such a decision, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
         (C) by written opinion of independent legal counsel approved by the Trustees based upon a review of readily available facts (as opposed to a full trial-type inquiry).

                  (c) The rights of indemnification provided herein shall not be available in connection with any action, suit or proceeding initiated by the party seeking indemnification unless such action, suit or proceeding is approved by the Trustees, including a majority of the disinterested Trustees.

                  (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by such person to the Trust or applicable Series if it is ultimately determined that such person is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel approved by the Trustees in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

                  (e) The rights of indemnification herein provided shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

                  (f) By action of the Trustees, and notwithstanding any interest of the Trustees in the action, the Trust shall have power to purchase and maintain insurance, in such amounts as the Trustees deem appropriate, on behalf of any Covered Person, whether or not such person is indemnified against such liability or expense under the provisions of this Article IX and whether or not the Trust would have the power or would be required to indemnify such person against such liability under the provisions of this Article IX or of the Delaware Act or by any other applicable law, subject only to any limitations imposed by the 1940 Act.

                  (g) Any repeal or modification of this Article IX by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

         Section 3. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of being or having been a Shareholder and not because of acts or omissions or for some other reason, the Shareholder or former Shareholder (or such person's heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any such claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 1. Trust Not a Partnership. This Trust Instrument creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

         Section 2. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of
Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

         Section 3. Record Dates. The Trustees may fix in advance a date up to ninety (90) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. Any

Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof.

         Section 4. Dissolution and Termination of the Trust or Series or
Classes.

                  (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series of Shares may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any Class of any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series and each Class thereof.

                  (b) Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or Series involved, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of such Series on the date of distribution. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this paragraph (b), with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any Class of any Series of Shares, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 5 of Article V of this Trust Instrument provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

                  (c) Following completion of winding up the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled or discharged.

         Section 5. Reorganization, Merger and Consolidation.

                  (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act,
(i) cause the Trust to convert into or merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, will succeed to or assume the Trust's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of Delaware, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, will succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all of the assets of the Trust or any Series or Class thereof. Any agreement of merger or consolidation or exchange or conversion or certificate of merger or certificate of conversion may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or similar telecommunication means shall be valid.

                  (b) Pursuant to and in accordance with the provisions of
Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

                  (c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.



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

                  (d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

         Section 6. Trust Instrument. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         Section 7. Applicable Law. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees, which are inconsistent with the limitations on liabilities or authority and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         Section 8. Amendments. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in
Article VI, Section 1, (b) to this Section 8, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected.

         Notwithstanding anything else herein, no amendment by Shareholders is permitted (a) to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees and agents of the Trust or to Shareholders or former Shareholders, or
(b) which would repeal or amend this sentence of Article X, Section 8. The Trustees may, without a Shareholder vote, restate, amend or otherwise supplement this Trust Instrument as the Trustees deem necessary or desirable.

         Section 9. Fiscal Year. The fiscal year of the Trust shall end on the date set in the manner specified in the Bylaws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

         Section 10. Severability. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

         Section 11. Use of the Names "Berger" and "INTECH". Berger Financial Group LLC ("Berger") and Enhanced Investment Technologies, LLC have consented to and granted a non-exclusive license for the use by the Trust and by each Series thereof to the identifying words "Berger", "INTECH" and/or "Enhanced Investment Technologies", respectively, in the name of the Trust and of each Series. Such consent is conditioned upon the Trust's employment of Berger or INTECH as investment adviser or subadviser to the Trust and to each Series or upon the employment of Berger or INTECH as investment adviser or subadviser to a master fund (or series thereof) in which the Trust or its Series may invest. Berger and INTECH shall control the use of such names insofar as such names contain the identifying word "Berger" or "INTECH." Berger may from time to time use the identifying word "Berger", "INTECH" or "Enhanced Investment Technologies" or any derivatives thereof, in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Berger may require the Trust or any Series to cease using the identifying words

"Berger", "INTECH" and/or "Enhanced Investment Technologies" or any derivatives thereof in the name of the Trust or any Series if the Trust or Series ceases to employ Berger or INTECH as investment adviser or if the master fund (or series thereof) in which the Trust or its Series may invest ceases to employ Berger or INTECH as investment adviser or subadviser.

         Section 12. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

                  (a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this paragraph (a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee of the Board of Trustees established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Act).

                  (b) Unless a demand is not required under paragraph (a) of this Section 12, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold at least 10% of the Outstanding Shares of the Trust, or who collectively hold at least 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

                  (c) Unless a demand is not required under paragraph (a) of this Section 12, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.

         For purposes of this Section 12, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

               [the balance of this page left intentionally blank]




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

         IN WITNESS WHEREOF, the undersigned, being all of the initial Trustee(s), have executed this Trust Instrument as of the date first above written.



                                             /s/ Jack R. Thompson
                                             -----------------------------------
                                             Jack R. Thompson

                                             /s/ David E. Hurley
                                             -----------------------------------
                                             David E. Hurley

                                             /s/ G. Andrew Cox
                                             -----------------------------------
                                             G. Andrew Cox



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

                                   SCHEDULE A

                         SERIES AND CLASSES OF THE TRUST

                         Berger Risk Managed Growth Fund

                              Institutional Shares
                                 Investor Shares
                                 Service Shares

                          Berger Risk Managed Core Fund

                              Institutional Shares
                                 Investor Shares
                                 Service Shares

                         Berger Risk Managed Value Fund

                              Institutional Shares
                                 Investor Shares
                                 Service Shares


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